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                                                                    EXHIBIT 23.1

[S&W CONSULTANTS LOGO]


                        CONSENT OF S&W CONSULTANTS, INC.

Ladies and Gentlemen:

     We consent to the use of our Independent Technical Review for Financing Reliant Energy Mid-Atlantic Power Holdings, LLC dated August 4, 2000 (the "Report") in the prospectus (including any amendments or supplements thereto) relating to the offering of (a) 8.554% Series A Pass Through Certificates, (b) 9.237% Series B Pass Through Certificates, and (c) 9.681% Series C Pass Through Certificates of Reliant Energy Mid-Atlantic Power Holdings, LLC ("REMA") constituting part of the Registration Statement on Form S-4 of REMA (the "Prospectus"). In addition, we consent to the inclusion of (a) the summary of the Report and (b) the conclusions regarding financial projections contained in the Prospectus.

     We also hereby consent to the reference to us as experts under the heading "Experts" in the Prospectus.


                                        S&W CONSULTANTS, INC.


                                        /s/ K.H. APPLEWHITE, JR.
                                        Name: K.H. Applewhite, Jr.
                                        Title: Director

December 4, 2000